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THIS AGREEMENT is made the    day of     1999

BETWEEN:

1. MSU (UK) Limited, a United Kingdom Company having its registered office at Elder House, 526-528 Elder Gate, Milton Keynes, MK9 ILR, England ("MSU") and
2. Shanghai Thakral Electronics Industrial Corp. Limited, 68, Chang Ping Road, Shanghai 200041 PR of China ("Thakral").

RECITALS
(a) MSU is the owner of the Intellectual Property Rights in the ISP Chip Set and the Product.
(b) MSU desires to purchase the Product from Thakral in a fully manufactured form.
(c) MSU agrees to grant a license to Thakral on a non-exclusive basis to manufacture the Product on behalf of MSU and its OEM customers.
(d) The Parties have agreed to enter into the commitments of this Agreement and regulate their rights in the manner appearing below.


IT IS AGREED as follows:

1.   Interpretation
     1.1. "Intellectual Property Rights" (IPR's) shall mean industrial and other rights in the Product and ISP Chip Set including but not limited to copyright confidential information, patents and the right to apply for patents, protected designs (whether registered or not) semi conductor and topography rights and technical know-how.
     1.2. "ISP Chip Set" shall mean the MSU propriety Internet Services Processor as described in the ISP Chip Set reference manual.
     1.3.      "Know-how" shall mean:-
               1.3.1. Pre-production drawings for the Product;
               1.3.2. Layout and other documents for manufacturing assembling and testing the product;
               1.3.3. Purchasing specifications for components of the Product
               1.3.4. Test specifications for manufactured items;
               1.3.5. Documents relating to installation, maintenance, factory operation, data testing and training;
               1.3.6. Drawing specifications and information for the manufacture or procurement of all production tools, gauges, inspection equipment and accessories required for the manufacture of the Product;
               1.3.7. Specifications of machine tools and accessories required for the manufacture of the Product together with written advice on their ordering selection and procurement;
               1.3.8 Technical assistance and training in the implementation of all the foregoing in accordance with an agreed detailed program.
     1.4. "Product" shall mean the MSU proprietary Internet Access Device incorporating the ISP Chip Set and Software.


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     1.5.      "Selling Price" shall mean the bill of materials agreed with MSU from time to time plus $10.00 United States Dollars.
     1.6. "Software" shall mean MSU proprietary Internet Access Devise software including Browser, E-Mail, printer driver and enhancements.
     1.7. "Technical Information" shall mean technical knowledge and data specifications of materials and the manufacturing techniques and other information of a secret and confidential nature in existence at the date of this Agreement which are necessary to enable THAKRAL to manufacture the Product properly and efficiently in reasonable quantities of a standard and quality required by this Agreement.

2.   Commencement Date and Term
     2.1. This Agreement shall be effective upon execution by the authorised representative of both Parties on the date first above shown.
     2.2. The term of this Agreement shall be for an initial period of eighteen months from the commencement date being the day of April 1999 and shall automatically renew for further periods of one year unless three months prior notice in writing of termination is given by either Party.

3.   Grant of License
     3.1. MSU hereby grants THAKRAL a non-exclusive license to make the Product during the continuance of this Agreement using for this purpose (but not further or otherwise) the ISP Chip Set the Software the Intellectual Property Rights and the Know How.
     3.2. Engagement by THAKRAL of manufacturing sub-contractors and agents who will have access to Technical Information shall be subject to the prior approval of MSU. Such approval shall not be unreasonably withheld provided the provisions of Clause 3.3 herein are complied with.
     3.3. THAKRAL shall ensure that all manufacturing sub-contractors and agents who will have access to Technical Information shall enter into direct covenants of confidentiality with MSU in the form of the Confidentiality and Trust Agreement set out in Schedule A hereto.
     3.4. Subject to agreement as to terms MSU is prepared to enter into negotiations for a further license to enable THAKRAL to make, distribute and sell the Product itself or an behalf of THAKRAL's OEM customers.

4.   Improvements
     4.1. It is anticipated that MSU will continue to develop the Product, improvements arising from the developments carried on by MSU shall remain it's exclusive property.

5.   Manufacture (General)
     5.1. It is the intention of the Parties that the Product will be manufactured to the agreed specification (sufficient details of which are to be provided to THAKRAL) by THAKRAL for the supply to MSU and its OEM customers.

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     5.2.      THAKRAL may sub-contract the whole or any part of the
               manufacturing process but always subject to Clause 3.2 and 3.3.
     5.3.      Suppliers and Subcontractors
               5.3.1 THAKRAL shall use all necessary efforts to ensure that any sub-contractor or manufacturing agent with access to the Product, the ISP Chip Set, the Software, IPR's or Technical Information will not motify, reverse, engineer, decompile, and or disassemble the Product.
               5.3.2. THAKRAL shall not mask, modify or suppress any copyright notices or any other propriety right notices.
                       Furthermore THAKRAL shall not unload, decode or password protect any part of the Product or render any part of the Product to any third party for unauthorized use or reverse engineering.
     5.4.      Technical Support
               5.4.1. MSU shall support THAKRAL. MSU shall provide technical support in relation to the Technical Information free of charge provided that THAKRAL shall treat such information as trade secrets and shall not disclose such information to any third party within prior written consent of MSU of pursuant to the terms of clause 3.3 above.
               5.4.2. Upon MSU's request, THAKRAL shall return to MSU all of the Technical Information provided with all copies or duplicate documentation on the expiry or termination date of this Agreement.
     5.5.      Supply of ISP Chip Set
               5.5.1. MSU agrees to provide the ISP Chip Set to THAKRAL at [*] US Dollars per set during the contract period. This may be subject to re-negotiation according to volume.

6.   Manufacture for MSU/OEM customers
     6.1. THAKRAL shall undertake MSU to and/or to MSU OEM customers reasonable obligations in relation to quality control.
     6.2. MSU shall place all of its orders for manufacture of the Product with THAKRAL subject only to quality, delivery and agreement as to price
     6.3.      Payment and Price.
               6.3.1. THAKRAL shall supply the product to MSU and its OEM customers finished and packaged FOB Shanghai as defined by Incoterms 1990 Edition, issued by the International Chamber of Commerce at the Selling Price.
               6.3.2. Payment. MSU shall make payment for supply of Product to MSU or its OEM customers by irrevocable letter of credit in favour of THAKRAL which shall be made in the amount of each purchase order.

7.   Confidentiality
     7.1. Each party will enter into a Trust and Confidence Agreement in the form set out in Schedule A regulating to the fullest extent allowed by the law the respective responsibilities and duties

*The omitted information is confidential and is to be filed separately with the Securities and Exchange Commission.

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               of confidentiality governing the ISP Chip Set, the Software,
               IPR's Know How and Technical Information, the subject of which this Agreement.
     7.2. THAKRAL undertakes to ensure that all employees, suppliers, sub-contractors, sub-licensees and any other person or organisations who it is reasonable to contemplate having access to the IPR's, Know How or Technical Information will covenant directly with MSU in the same terms as the Trust and Confidence Agreement.

8.   Marks
     8.1. It is anticipated that from time to time the Product will carry a distinctive mark or logo together with an acknowledgement of MSU design and ownership of rights. Such marks will be carried on the packaging of the Product.
     8.2. THAKRAL shall leave in position and not cover or erase any notice or other marks (including without limitation details of patents or trademark or copyright relating to the Product or its ownership by MSU which MSU may reasonably insist are placed or fixed to the Product or their packaging supplied pursuant to this Agreement).

9.   Interest
     9.1. All sums due from either of the Parties to the other which are not paid on the due date shall bear interest from day to day at the annual rate of 1.5% (one point five percent) over the current National Westminster Bank Plc daily base rate with a minimum of 7% (seven percent) per annum.

10.  Warranty
     10.1. THAKRAL warrants that the Product hardware will conform to the agreed specification and will be free from all defects in material (other than the ISP Chipset and any materials supplied by MSU) and workmenship for a period of 14 months commencing from the date of delivery to MSU or its OEM customers.
     10.2. Provided MSU or its OEM customers notifies THAKRAL promptly in writing of any defect or nonconformity, THAKRAL shall, at its own expense, promptly repair or replace such defective Product in THAKRAL facilities.

11.  Indemnities
     11.1. MSU shall indemnify and hold harmless THAKRAL against claim, costs and expenses that THAKRAL may incur in connection with any claim of infringement of any third party IPR's caused by or arising out of the manufacture, importation, possession, sale or use of the Product and in respect of claims arising out of any defect in the ISP Chipset, Know-how, software and Technical information. This indemnity shall include all costs and expenses of refuting defending or settling any claims as well as any damage or compensation ordered to any third party by any Court.
     11.2. THAKRAL shall except to the extent that the claim is due to any defect in the ISP Chipset, Know-how, software and Technical information, fully indemnify and hold harmless MSU against any

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               claims or actions bought by third parties against MSU due to manufacturing defects in the Product. This indemnity shall include all costs and expenses of refuting defending or settling any claims as well as any damage or compensation ordered to any third party by any Court.
     11.3. THAKRAL shall have no liability and shall be fully and completely indemnified by MSU for any claim or suit where:
               11.3.1. Infringement is primarily attributable to THAKRAL's incorporation of MSU supplied designs into the Product;
               11.3.2. Such claim or suit would have been avoided but for the combination, operation or use of the Product with devices, parts or software not supplied by THAKRAL or is subcontractors;
               11.3.3. Such claim or suit would have been avoided but for the modification or alteration of the Product by MSU or a third party.

12.  Termination
     12.1. Notwithstanding the provisions of clause 2, either party may be notice in writing to the other terminate this Agreement immediately upon the happening of any one of the following events;
               12.1.1. If either party shall become bankrupt or be wound up or make any arrangement or composition with its creditors.
               12.1.2. If THAKRAL attempts or purports to assign or transfer this Agreement without MSU's prior written consent.
               12.1.3. If either Party's ability to carry out its obligations hereunder is prevented or substantially interfered with for any reason whatsover (whether or not within the control of the Party) including without limitation by reason of any regulation, law, decree or any act of state or other action of a government.

13.  Limitation of Liabilities
     13.1. Force Majeure. Neither party shall be liable to the other for any delay, loss, damage or injury caused by acts of God, governmental order or regulation, restraining imposed by governmental action, national strikes, commotion, riots, war, war like situations, hostilities, governmental disposal, mobilisation, blockage, embargo, custody, revolution, fire, earthquake, tornado, explosion, storm, flood or for any other cause beyond its reasonable control (hereinafter referred to as Force Majeure).
               13.1.1. Notification of such delay arising solely from
                       circumstances attributable to the Force Majeure shall be given as soon as possible and followed in writing to the other party within seven days of the occurrence of such an event.
               13.1.2. Should any failure of performance persist for more than twenty eight days MSU may by written notice to THAKRAL forthwith cancel the particular order or part thereof of effected and such cancellation shall be without any liability on the part of MSU to pay for any costs or cancellation charge arising from such cancellation.

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     13.2.     If any section or subsection of this Agreement is found by competent authority to be void, voidable, illegal or otherwise unenforceable, the remaining provisions of this Agreement shall remain in full force and effect.
     13.3. No agency or Partnership. The Parties are not partners or joint ventures nor is one Party entitled to act as the agent of the other (unless specifically authorized in writing) nor shall either Party be liable in respect of any representation, act or omission of the other Party whatever nature.

     13.4. Whole Agreement. This Agreement contains the whole agreement between the Parties and supersedes any prior written or oral agreements between them in relation to its subject matter and the Parties confirm that they have not entered into this Agreement on the basis of any representations that are not expressly incorporated into this Agreement.

     13.5. No Modification. This Agreement may not be modified except by an instrument in writing signed by both of the Parties of their duly authorized representatives.

     13.6. Survival of Terms. The warranties an indemnities and obligations of confidentiality contained in this Agreement and the provision for payment of any accounting in respect of continuing fees and other sums due to either party under this Agreement shall survive the termination or expiry of this Agreement.

     13.7. Governing Law. Where either Party has any complaint of the other under this Agreement it may at it's option commence proceedings in any Court of competent jurisdiction in either London or Shanghai.




Signed__________________________                Signed__________________________
      AUTHORIZED REPRESENTATIVE                       AUTHORIZED REPRESENTATIVE
      OF MSU (UK) LIMITED                             OF SHANGHAI THAKRAL
                                                      ELECTRONICS INDUSTRIAL
                                                      CORP. LIMITED
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                                   SCHEDULE A

                         TRUST AND CONFIDENCE AGREEMENT

This Trust and Confidence Agreement is made the     day            199_

B E T W E E N

B E T W E E N:

1. MSU (UK) Limited whose registered office is at Elder House, 526-528 Elder Gate, Milton Keynes, MK9 ILR, United Kingdom ("MSU")

2. Shanghai Thakral Electronics Industrial Corp., Limited a corporation organised under the laws of PR of China whose principal place of business is at 68, Chang Ping Road, Shanghai 200041 PR of China ("the Recipient").

RECITALS
(a) MSU has developed a product for accessing the Internet incorporating its Proprietary Internet Services Processor, Chip Set, and Software ("the Product") and is the owner of confidential information relating to the Product and of intellectual property rights therein.

(b) To enable the Recipient to evaluate the Product with a view to taking a license to either:

    (i)   component supply, or;
    (ii)  manufacture, and/or;
    (iii) sell the same
    MSU is willing to disclose information relating to the Product to the Recipient under conditions of confidentiality.

OPERATIVE PROVISIONS
1.  Interpretation
    1.1. For the purposes of this Agreement Proprietary Information means any and all information which is now or at any time hereafter in the possession of MSU and which relates to the Product, including without limitation data, know-how, formula, processes, designs, photographs, drawings, specifications, software programs and samples and any other material bearing or incorporating any information relating to the Product.

2.  Undertakings of the Recipient
    2.1. In consideration of MSU disclosing information relating to the Product to the Recipient, the Recipient hereby undertakes:
         2.1.1. to use all Proprietary Information so disclosed exclusively for the purpose of evaluation or any license granted in respect of the Product, and;
         2.1.2. to maintain confidential all Proprietary Information that it may acquire in any manner;

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                 and it will accordingly not directly or indirectly use or
                 disclose any of the Proprietary Information in whole or in part save for the purpose of and in accordance with this Agreement

3.  Exceptions
    3.1. The foregoing restrictions on the Recipient shall not apply to any Proprietary Information which:
          3.1.1. the Recipient can prove by documentary evidence produced to MSU within 28 days of disclosure that such Proprietary Information was already in the possession of the Recipient and at its free disposal before the disclosure to the Recipient;
          3.1.2. is hereafter disclosed to the Recipient without any obligations of confidence by a third party who has not derived it directly or indirectly from MSU;
          3.1.3. is or becomes generally available to the public in printed publications in general circulation through no act or default on the part of the Recipient or the Recipient's agents or employees.

4.  Inclusion
    4.1. Without prejudice to the generality of clause 3.1.3 information shall not be deemed to be generally available to the public by reason only that it is known to only a few of those people to whom it might be of commercial interest, and a combination of two or more portions of the Proprietary Information shall not be deemed to be generally available to the public by reason only of each separation being so available.

5.  Confidentiality measures
    5.1.  To secure the confidentiality attaching to the Proprietary
          Information the Recipient shall:
          5.1.1. keep separate all Proprietary Information and all information generated by the Recipient based thereon from all documents and other records of the Recipient;
          5.1.2. keep all documents and other material bearing or incorporating any of the Proprietary Information at the usual place business of the Recipient, namely
          5.1.3. not use, reproduce, transform, or store any of the Proprietary Information in any externally accessible computer or electronic information retrieval system or transmit it in any form or by any means whatsoever outside of its usual place of business;
          5.1.4. allow access to the proprietary exclusively to those employees of the Recipient who have reasonable need to see and use it for the purposes of its evaluation by the Recipient and shall inform each of the said employees of the confidential nature of the Proprietary Information and of the obligations on the Recipient in respect thereof;
          5.1.5. wherever reasonably practicable obtain a written statement from each of its employees having access to the Proprietary Information undertaking to maintain the same confidential and

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                 shall take such steps as may be reasonably desirable to
                 enforce such obligations.
          5.1.6. make copies of the Proprietary Information only to the extent that the same is strictly required for the purposes of any licence granted to the Recipient;
          5.1.7. on request of MSU made at any time shall deliver up to MSU all documents and other material in the possession, custody or control of the Recipient that bear or incorporate any part of the Proprietary Information.

6.  Governing Law
    6.1. The construction validity and performance of this Agreement shall be governed by English Law.




SIGNED   _____________________________________________________
         SHANGHAI THAKRAL ELECTRONICS INDUSTRIAL CORP. LIMITED



SIGNED   _____________________________________________________
         MSU (UK) LIMITED